EXHIBITS

Exhibit 1: News Release dated February 4, 2004


       QuietTiger Announces Acquisition of DarkNoise Technologies Limited

      Worldwide breakthrough closes the "analog hole" for compact discs and prohibits uploading of MP3 music files over the Internet.

PHOENIX, Ariz., February 4, 2004 -- QuietTiger, Inc. (OTCBB:QTIG) an international sales and marketing group, today announced that it has signed a binding Memorandum of Understanding (MOU) to purchase DarkNoise Technologies of the United Kingdom. The agreement includes all proprietary intellectual property and technology currently under development by the British company. The technology is designed to plug the so-called "Analog Hole" and will substantially restrict the uploading of music files to the Internet without reducing playability on all devices. (www.darknoisetechnologies.com) Additionally, DarkNoise will continue to operate out of their West London office acting as QuietTiger's European sales and R&D satellite branch. All key employees of DarkNoise have agreed to continue with QuietTiger following the completion of the Definitive Agreement which is expected to occur within 30 days.

QuietTiger is also the exclusive marketing arm of SunnComm's (OTC:STEH) MediaMax(TM) technology - the proven leader in audio copy management and protection. (www.sunncomm.com) MediaMax technology is currently utilized by BMG (www.bmg.com) , one of the world's largest record companies in addition to many independent record companies and is being included on more audio CDs in the United States than any other competing technology. QuietTiger is dedicated to becoming the leading vendor of anti-piracy technologies to the audio, video, and digital media markets.

"Our collective goal is to make QuietTiger's CD copy management technology the best available anywhere. By combining SunnComm and Dark Noise Technologies, QuietTiger expects to produce a level of CD copy protection better than anything found in the marketplace today," stated William H. Whitmore, Jr., QuietTiger's president. "QuietTiger and SunnComm will continue to cultivate innovate solutions in order to protect the creative work of artists and other rights-holders against the illegal or unauthorized re-distribution of their artistic creations. At the same time, both companies will continue to expand the functionality of the audio compact disc with world class features like TuneShare(TM), MusicMail(TM), artist videos and lyrics, and other fun and informative features intended to empower consumers to make, and even share, limited legal copies of the music they purchase on CDs."

According to Paul Ayers, the DarkNoise chief executive, "These are exciting times for DarkNoise, QuietTiger, and SunnComm and our team is thrilled to be in a position of contributing our breakthrough technology. My experience at Netscape and RealNetworks taught me how crucial it is to have the right mix of people involved when building a world class company. We are pleased to be working with QuietTiger and SunnComm."

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After 20 years of  consolidation,  steady  growth and  increasing  profits,  the global music recording industry has been pushed into a sharp recession. World sales of recorded music fell by 7% in value and 8% in units in 2002. The global music market was worth $31 billion, with total unit sales of 3 billion.
"Everyone by now is familiar with the problems of property theft in our new digital world. While there have been numerous attempts to provide digital security to artists and copyright holders in the past, all have failed to plug the so-called analog hole or stop the conversion of the CD music into unrestricted formats such as MP3," says SunnComm's president, Peter H. Jacobs. "DarkNoise Technologies has solved a vexing technical problem that most record labels, industry insiders, and lawmakers thought couldn't be done."

Analog Hole

All of the present generations of copy control technology have a fundamental flaw. Once the audio is streamed into memory, or converted to analog output, the original analog music track may be re-sampled to another PC, captured by software in memory, or recorded from the speakers/pre-amp output and re-converted to a digital format for copying. This fundamental flaw is typically known as the "Analog Hole."

Quiet Tiger's Whitmore says, "The Dark Noise technology is the missing piece to the copy management puzzle. The combination of SunnComm's MediaMax and the DarkNoise technologies transforms SunnComm and its marketing arm, QuietTiger into the world leader in copy management technology."

Winston Keech, DarkNoise's Chief Technology Officer says, "The technology works by encoding the original digital audio file with a unique hidden signal. The signal is embedded in the audio master and becomes an indelible part of the actual audio file in addition to aiding in subsequent origin identification. Should the original CD be copied, so, too, is the hidden signal and identification `tag.' Unless illegally invoked, the listener is unaware of the hidden signal's presence. Attempts to illegally copy the protected audio using analog recording devices, analog- to-digital converters or psycho-acoustic compression codes such as MP3 will invoke the hidden signal which transforms to become audible within the range of human hearing, thus ruining the unauthorized copy."

Eric Vandewater, SunnComm's chief technology officer, has been charged with the responsibility for integrating SunnComm's existing MediaMax M4 technology with the DarkNoise product and has already begun the process alongside the Dark Noise inventor, Winston Keech. According to Mr. Vandewater, "The DarkNoise intellectual property is extremely well-documented and will help us to revolutionize copy management in today's digital age. We expect to have beta
(test) versions in the hands of our major record company customers within 60 days. It will be the combination of DarkNoise and MediaMax technologies that we believe will transform SunnComm and its marketing arm, QuietTiger, into the world's leading copy management technology," concludes Vandewater.

While the recording industry has grappled to regain control of physical piracy with digital rights management (DRM) technology, file format disruption technologies, and Record Industry Association of America (RIAA) lawsuits against infringing consumers, it has failed to deliver a complete solution until now," says Chris McKee, DarkNoise's Executive Vice President of Sales and Marketing. "Together, both companies will produce a technology that major labels should want to roll out as quickly as possible. Unlike other copy management and protection technologies, the CD replicators will not be required to implement expensive hardware add-ons because all the protection and enhancement technology is included within the DDP file set from which CD replicator's glass masters are made. Thus, the rollout of MediaMax worldwide will be speedier than with competing technologies."

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Although  the  specifics  of the deal have not yet been  announced,  the binding
Memorandum of Understanding that was fully executed between the two companies calls for cash payments, QuietTiger common shares, and the assumption of DarkNoise Technologies' current obligations. DarkNoise currently has two patents pending with worldwide coverage in the Patent Cooperation Treaty (PCT) which is comprised of 110 member-countries.


ABOUT QUIET TIGER

Quiet Tiger Inc. is an international sales and marketing group representing the implementation and delivery of digital content security products for the music and entertainment industry. Our team of sales and marketing professionals has established relationships around the world that will enable the penetration of our product lines. Our principal consulting team has more than 50 years experience in the music and movie industry and our company structure as a fully reporting public company are the recipe for a successful outcome.

For additional information or investor relations please contact:


Company contact:           Investor contact:         Media contact:
William H. Whitmore, Jr.   Aimee Boutcher            George Medici
602-267-3800               973 239-2878              646 295-8218
bill@quiettiger.com        aboutcher@aol.com         gmedici@att.net
-------------------        -----------------         ---------------


ABOUT SUNNCOMM

SunnComm Technologies Inc. became the first company to commercially release a content-protected audio CD utilizing an early version of the Windows Media Data Session Toolkit. SunnComm's copy-management technology was commercially released by Music City records in 2001 which became America's first copy-protected audio CD.
http://www.microsoft.com/presspass/press/2003/jan03/01-20SessionToolkitPR.asp
It has become a leader in digital content enhancement and security technology for optical media with its MediaMax CD-3 suite of products.

SunnComm's MediaMax CD3 Suite of Digital Content Enhancement technologies are built using Microsoft (NASDAQ:MSFT) Windows Media 9 Series but operate on both Apple (NASDAQ:AAPL) and Windows-based systems. For more detailed information about the company, its vision or philosophy, personnel, partners, and customers, please visit the company's Web site at http://www.sunncomm.com , or call the company directly at (602) 267-7500, and ask for shareholder relations.

MediaMax Digital Content Cloaking Technology, MediaMax M4, DC2, TuneShare, MusicMail, PromoPlay and SunnComm are registered and/or trademarks of SunnComm Technologies Inc. in the United States and/or other countries. The names of actual companies and products mentioned herein may be the trademarks of their respective owners.

For additional information or investor relations on SunnComm please contact:

Company contact:           Investor contact:         Media contact:
Kimberly Faulkner          Aimee Boutcher            George Medici
602-267-3800               973 239-2878              646 295-8218
kimf@sunncomm.com          aboutcher@aol.com         gmedici@att.net
-----------------          -----------------         ---------------

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NOTES ABOUT FORWARD-LOOKING STATEMENTS

Statements contained in this release, which are not historical facts, may be considered "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations and the current economic environment.

We caution the reader that such forward-looking statements are not guarantees of future performance. Unknown risk, uncertainties as well as other uncontrollable or unknown factors could cause actual results to materially differ from the results, performance or expectations expressed or implied by such forward-looking statements.